Exhibit 99.3

                             CONFIDENTIAL MEMORANDUM


To:               Former Employees of Insight

From:             Sidney R. Knafel
                  Michael S. Willner

Date:             September 16, 2005

Re:               Going Private Transaction
--------------------------------------------------------------------------------

As you may be aware, on July 28, 2005, we entered into a merger agreement with Insight Acquisition Corp., a corporation organized by affiliates of The Carlyle Group for the sole purpose of effecting the merger and related transactions. The transaction would have the effect of taking Insight private through the acquisition of all of the outstanding publicly-held shares of Insight.

Consummation of the transaction is subject to stockholder approval (including approval by a majority of the disinterested public stockholders) and the satisfaction of a number of other legal requirements, including rules and regulations issued by the Securities and Exchange Commission. If the proposed transaction is consummated, the currently outstanding shares of Insight's common stock, other than certain shares held by certain continuing investors, would receive a cash payment equal to $11.75 per share.

Insight's records indicate that you presently own the Insight equity set forth on the attached Statement of Equity Holdings. If you believe any of this information is incorrect, please contact Gerald Isaacs, Human Resources Coordinator, as soon as possible. Attached to the Statement of Equity Holdings are appendices that describe the treatment of your equity holdings in the proposed transaction. Certain of these documents also contain brief descriptions of certain federal income tax consequences associated with the going-private proposal. Of course, tax consequences may vary depending upon individual circumstances and these materials are not intended to provide you with tax advice. Accordingly, we urge you to consult with your personal tax adviser regarding your own federal income tax consequences, as well as any state and local tax consequences.

If the transaction is not approved by the stockholders or does not otherwise close, Insight would continue operating as a public company and your equity holdings would be unaffected.

THIS MEMORANDUM IS NOT A SOLICITATION OF A PROXY OR A SUBSTITUTE FOR ANY PROXY STATEMENT OR OTHER FILINGS THAT WILL BE MADE WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). YOU ARE URGED TO THOROUGHLY REVIEW AND CONSIDER INSIGHT'S PRELIMINARY PROXY STATEMENT FILED WITH THE SEC AND ANY OTHER MATERIAL RELATED TO THE TRANSACTION WHEN FILED WITH THE SEC BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION. ANY SUCH DOCUMENTS, ONCE FILED, WILL BE AVAILABLE FREE OF CHARGE AT THE SEC'S WEBSITE (WWW.SEC.GOV) AND FROM INSIGHT. YOU SHOULD NOT PUT UNDUE RELIANCE ON THE PRELIMINARY PROXY STATEMENT, AS IT IS NOT COMPLETE AND REMAINS SUBJECT TO REVIEW BY THE SEC AND INSIGHT AND CHANGES MAY BE SUBSTANTIAL.

                                                              September 16, 2005

                      INSIGHT COMMUNICATIONS COMPANY, INC.

                          STATEMENT OF EQUITY HOLDINGS

                         NAME:
                               ------------------------


I.   CURRENT  OPTION  HOLDINGS  -  SEE  ATTACHED  "STOCK  OPTION  APPENDIX"  FOR
     EXPLANATION

                                                             Cash At Closing
        Current Options           Exercise Price              (before taxes)
     ---------------------    ----------------------    ------------------------









II. NEW PARTICIPATING COMMON STOCK to be granted (subject to specific terms and conditions) after closing - SEE ATTACHED "STOCK OPTION APPENDIX" FOR EXPLANATION

             Shares of Series E
             Non-Voting Common            Participation Level
                   Stock                       Threshold
         ---------------------------    -------------------------







III. 401(K) SHARES - SEE ATTACHED "401(K) APPENDIX" FOR EXPLANATION

           Shares of Class A           Cash to be
             Common Stock             Received in
           Currently Held in       401(k) at Closing
                401(k)
         ----------------------    -------------------

IV.  DEFERRED SHARES - SEE ATTACHED "DEFERRED SHARES APPENDIX" FOR EXPLANATION

            Deferred Shares
             Currently Held
         -----------------------


Note: Any shares held after the closing of the proposed merger will be subject to terms, conditions and restrictions applicable to such shares and any equity or equity based awards made by the Company after the closing will be subject to certain additional terms, conditions and restrictions.

                              STOCK OPTION APPENDIX

A. VESTED "IN THE MONEY" STOCK OPTIONS (I.E., OPTIONS WITH AN EXERCISE PRICE LOWER THAN THE PRICE TO BE PAID FOR INSIGHT SHARES IN THE MERGER)

Upon the consummation of the merger, these options would be canceled in exchange for the right to receive a cash payment per option share equal to the difference between the exercise price and the $11.75 per share merger price. This cash payment would be taxable to you as ordinary income.

B. "OUT OF THE MONEY" OPTIONS (I.E., OPTIONS WITH AN EXERCISE PRICE EQUAL TO OR HIGHER THAN THE PRICE TO BE PAID FOR INSIGHT SHARES IN THE MERGER)

Upon the consummation of the merger, you would receive no cash payments for these options and they would be canceled. You would not recognize any tax on the cancellation of your underwater options.

Of course, tax consequences may vary depending on individual circumstances and these materials are not intended to provide you with tax advice. Accordingly, we urge you to consult your own personal tax advisor regarding your own federal income tax consequences, as well as any state and local tax consequences.

                                 401(K) APPENDIX


Upon consummation of the merger, you may continue to participate in the 401(k) plan. If you currently hold Insight stock in your 401(k) account, including any fractional shares, these shares would be cashed out in the merger at the merger price. That transaction would be tax deferred. You will also receive information regarding the reinvestment of the cash proceeds received into your account.